As filed with the Securities and Exchange Commission on October 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1860551
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

22801 St. Clair Avenue, Cleveland, Ohio 44117

(Address of Principal Executive Offices Including Zip Code)

The Lincoln Electric Company Employee Savings Plan

(Full Title of the Plan)

Jennifer I. Ansberry

Executive Vice President, General Counsel and Secretary

Lincoln Electric Holdings, Inc.

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Name and Address for Agent for Service)

(216) 481-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lincoln Electric Holdings, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional $450,000,000 of Common Shares, without par value per share (the “Common Shares”), under The Lincoln Electric Company Employee Savings Plan (the “Plan”). The current version of the Plan was amended and restated effective April 25, 2022, as further amended effective June 15, 2022, as further amended effective January 1, 2024. Previously filed registration statements on Form S-8 are effective for the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 33-64187) filed by The Lincoln Electric Company (predecessor to the Registrant) with the Securities and Exchange Commission (“Commission”) on November  13, 1995, as amended by Post-Effective Amendment No. 1 filed by the Registrant with the Commission on June  30, 1998, the Registration Statement on Form S-8 (Registration No. 333-107114) filed by the Registrant with the Commission on July  17, 2003, the Registration Statement on Form S-8 (Registration No. 333-132036) filed by the Registrant with the Commission on February  24, 2006 and the Registration Statement on Form S-8 (Registration No. 333-203604) filed by the Registrant with the Commission on April 24, 2015, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 000-01402), filed February 27, 2024;

(b)

The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 (Commission File No. 000-01402), filed April  25, 2024, Quarterly Report on Form 10-Q for the period ended June  30, 2024 (Commission File No. 000-01402), filed July  31, 2024, and Quarterly Report on Form 10-Q for the period ended September 30, 2024 (Commission File No. 000-01402), filed October 31, 2024;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 000-01402), filed April 1, 2024, April 3, 2024, April 23, 2024, June 24, 2024; July 31, 2024; and October 10, 2024.

(d)

The description of the Common Shares contained in the Registrant’s Description of Securities Registered Under Section 12 of the Exchange Act (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission File No. 000-01402) filed with the Commission on February 27, 2020), and as amended by any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article IV of the Registrant’s Amended and Restated Code of Regulations provides for indemnification of directors, officers and others and the purchase and maintenance of liability insurance by the Registrant, as follows (for purposes of the following provisions, “Corporation” refers to the Registrant):

“ARTICLE IV

INDEMNIFICATION AND INSURANCE

1. Indemnification of Directors and Officers.

(a) The Corporation shall indemnify any Director or officer of the Corporation, and any former Director or officer of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or an officer of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The indemnification authorized by this Section 1(a) of this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under Section 1(a) of this Article IV or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

2. Indemnification of Others.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

3. Liability Insurance.

The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.”

The Registrant has purchased directors and officers liability insurance that provides for indemnification of directors and officers against certain liabilities. The Registrant also has entered into indemnification agreements with its directors and officers that would require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director or officer for claims that arise because of his capacity as a director or officer.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-01402) filed with the Commission on September 27, 2011)

4.2	Amended and Restated Code of Regulations of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-01402) filed with the Commission on February 17, 2023)

4.3	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission File No. 000-01402) filed with the Commission on February 27, 2020)

5.1*	Internal Revenue Service Determination Letter dated March 10, 2017 relating to the Plan and amendments and restatements or amendments thereto as described therein

*  The Registrant previously submitted the Plan to the Internal Revenue Service (the “IRS”) and received the above-referenced determination letter from the IRS confirming that the Plan was qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan’s most recent determination letter from the IRS is dated March 10, 2017 and is filed herewith. The Registrant undertakes to make any changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

23.1	Consent of Ernst & Young LLP

24.1	Powers of Attorney

99.1	The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective April 25, 2022) (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 000-01402) filed with the Commission on February 27, 2024)

99.2	Amendment No. 1 to The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective April 25, 2022) (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 000-01402) filed with the Commission on February 27, 2024)

99.3	Amendment No. 2 to The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective April 25, 2022) (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 000-01402) filed with the Commission on February 27, 2024)

107	Calculation of Filing Fee Tables

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 31st day of October, 2024.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Jennifer I. Ansberry
Name: Jennifer I. Ansberry
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 31, 2024	*
Steven B. Hedlund
President, Chief Executive Officer and Director (principal executive officer)

Date: October 31, 2024	*
Gabriel Bruno
Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

Date: October 31, 2024	*
Christopher L. Mapes
Executive Chairman of the Board

Date: October 31, 2024	*
Brian D. Chambers
Director

Date: October 31, 2024	*
Curtis E. Espeland
Director

Date: October 31, 2024	*
Bonnie J. Fetch
Director

Date: October 31, 2024	*
Patrick P. Goris
Director

Date: October 31, 2024	*
Michael F. Hilton
Director

Date: October 31, 2024	*
Marc A. Howze
Director

Date: October 31, 2024	*
Kathryn Jo Lincoln
Director

Date: October 31, 2024	*
Phillip J. Mason
Director

Date: October 31, 2024	*
Ben P. Patel
Director

Date: October 31, 2024	*
Kellye L. Walker
Director

*

Jennifer I. Ansberry, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors pursuant to a power of attorney filed with the Securities and Exchange Commission.

By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Attorney-in-Fact